    As filed with the Securities and Exchange Commission on July 14, 1998
                                        Registration No. 333-_________________
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ---------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ---------------

                             THE NORTH FACE, INC.
           (Exact name of registrant as specified in its charter)

              Delaware                            94-3204082
              --------                            ----------
     (State or other jurisdiction of           (I.R.S. Employer
     incorporation or organization)          Identification Number)

                             2013 Farallon Drive
                         San Leandro, California, 94577
                                (510) 618-3500
                                --------------

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                THE NORTH FACE, INC. 1996 STOCK INCENTIVE PLAN
            THE NORTH FACE, INC. 1998 NONSTATUTORY STOCK OPTION PLAN
                           (Full titles of the plans)

                               ---------------

                                James Fifield
                            Chief Executive Officer
                              The North Face, Inc.
                              2013 Farallon Drive
                          San Leandro, California 94577
                                (510) 618-3500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ---------------

                                   Copy to:

                         Patrick J. Schultheis, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304

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

                    CALCULATION OF REGISTRATION FEE

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                                                                             Proposed            Proposed
                                                                             Maximum             Maximum
                                                         Amount              Offering            Aggregate            Amount of
          Title of Securities                            to be                 Price             Offering            Registration
           to be Registered                            Registered(1)         Per Share(2)         Price                  Fee
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
Common Stock (par value $0.0025 per share) to be
issued under The North Face, Inc. 1998
Nonstatutory Stock Option Plan.                        1,700,000             $21.375            $36,337,500           $10,719.56

Common Stock (par value $0.0025 per share) to be
issued under The North Face, Inc. 1996 Stock
Incentive Plan.                                          600,000             $21.375            $12,825,000           $ 3,783.38

Total                                                  2,300,000                                $49,162,500           $14,502.94

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

(1) Represents the number of shares of the Registrant's Common Stock which may be issued to the Registrant's employees in the form of, (i) nonstatutory stock options pursuant to The North Face, Inc. 1998 Nonstatutory Stock Option Plan, and (ii) incentive stock options pursuant to The North Face, Inc. 1996 Incentive Stock Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the aforementioned plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share of $21.375 is calculated pursuant to Rule 457(c) of the Act, whereby the Proposed Maximum Offering Price Per Share is equal to the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market Exchange as of a specified date within 5 business days prior to the date of filing this registration statement. The average of the high and low price of the Registrant's Common Stock on July 8, 1998 was $21.375

                      REGISTRATION STATEMENT ON FORM S-8

                                  PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by The North Face, Inc. (the "Company") are hereby incorporated by reference in this Registration
Statement:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on March 6, 1998;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 15, 1998;

     3. The Company's Current Report on Form 8-K filed with the Commission on July 7, 1998;

     4. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 24, 1996, including any amendments or reports filed for the purpose of updating such description;

     5. The description of the Company's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A filed with the Commission on July 7, 1998, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

     Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Restated Certificate of Incorporation contains such a provision.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the Restated Certificate of Incorporation also permits the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number               Description
-------    --------------------------------
4.1        The North Face, Inc. 1998 Nonstatutory Stock Option Plan.

4.2*       The North Face, Inc. 1996 Stock Incentive Plan

5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation.

23.1       Consent of Deloitte & Touche LLP, independent accountants.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1       Power of Attorney (see page II-4).

* Incorporated by reference herein from Registration Statement on Form S-8, dated September 25, 1996.


ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Leandro, State of California, on July 14, 1998.

                                      THE NORTH FACE, INC.

                                      By: /s/ Christopher F. Crawford
                                          --------------------------------
                                          Christopher F. Crawford,
                                          Chief Financial Officer

                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Crawford, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 14, 1998 by the following persons in the capacities indicated.

                 SIGNATURE                               TITLE
          ------------------------           -------------------------------

           /s/ Marsden S. Cason
          ___________________________        Chairman
             Marsden S. Cason

            /s/ James Fifield
          ___________________________        Chief Executive Officer,
               James Fifield                 President and Director

         /s/ Christopher F. Crawford
         ____________________________        Chief Financial Officer
          Christopher F. Crawford

            /s/ William N. Simon
          ___________________________        Vice Chairman
              William N. Simon

             /s/ Robert P. Bunje
          ___________________________        Director
              Robert P. Bunje

             /s/ Michael F. Doyle
          ___________________________        Director
               Michael F. Doyle

                               Index to Exhibits

Exhibit
Number               Description
-------   ----------------------------------
4.1       The North Face, Inc. 1998 Nonstatutory Stock Option Plan.

4.2*      The North Face, Inc. 1996 Stock Incentive Plan

5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation.

23.1      Consent of Deloitte & Touche LLP, independent accountants.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1      Power of Attorney (see page II-4).

* Incorporated by reference herein from Registration Statement on Form S-8, dated September 25, 1996.